Exhibit 4.36
BATH & BODY WORKS, INC. (formerly known as L BRANDS, INC.),
THE SUBSIDIARY GUARANTORS PARTY HERETO, as Subsidiary Guarantors
and
U.S. BANK NATIONAL ASSOCIATION,
as Trustee

SECOND SUPPLEMENTAL INDENTURE
Dated as of November 17, 2021
to
INDENTURE
Dated as of September 30, 2020

TABLE OF CONTENTS

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SECOND SUPPLEMENTAL INDENTURE, dated as of October [-], 2021, among Bath & Body Works, Inc. (formerly known as L Brands, Inc.), a Delaware corporation (hereinafter called the “Company”), the Subsidiary Guarantors (as hereinafter defined) and U.S. Bank National Association, as trustee (hereinafter called the “Trustee”).
RECITALS
WHEREAS, the Company and the Trustee, entered into an indenture, dated September 30, 2020 (the “Base Indenture”), as amended by the first supplemental indenture, dated August 2, 2021 (the “First Supplemental Indenture” and the Base Indenture, as amended by the First Supplemental Indenture, the “Original Indenture”), pursuant to which senior unsecured debentures, notes or other evidences of indebtedness of the Company may be issued in one or more series from time to time;
WHEREAS, each of Distribution Land Company, LLC and Direct Factoring, LLC was released from all of its obligations under its Guarantee of payment by the Company and all other Subsidiary Guarantors of any Indebtedness of the Company and such other Subsidiary Guarantors under the ABL Facility;
WHEREAS, Section 1303 of the Base Indenture provides that in the event of a Subsidiary Guarantor is (or, substantially concurrently with the release of the Subsidiary Guarantee of such Subsidiary Guarantor, will be) released from all of its obligations under its Guarantee of payment by the Company and all other Subsidiary Guarantors of any Indebtedness of the Company and such other Subsidiary Guarantors under the ABL Facility, then such Subsidiary Guarantor shall be automatically and unconditionally released from all obligations under its Subsidiary Guarantee, and such Subsidiary Guarantee shall thereupon terminate and be discharged and of no further force or effect and that the Trustee shall execute any documents reasonably requested by the Company in order to evidence such release, discharge and termination in respect of such Subsidiary Guarantee;
WHEREAS, Section 901 of the Base Indenture provides that a supplemental indenture may be entered into by the Company, the Subsidiary Guarantors and the Trustee without the consent of any Holders of the Debt Securities, for specified purposes stated therein;
WHEREAS, the Company and the Subsidiary Guarantors desire to supplement the Indenture to release each of Distribution Land Company, LLC and Direct Factoring, LLC automatically and unconditionally from all of its obligations under its Subsidiary Guarantee pursuant to the Original Indenture;
WHEREAS, all things necessary to make this Second Supplemental Indenture a valid, binding and enforceable agreement of the Company, the Subsidiary Guarantors and the Trustee and a valid supplement to the Original Indenture have been done; and
NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the foregoing, the Company, the Subsidiary Guarantors and the Trustee mutually covenant and agree, for the equal and proportionate benefit of the Holders from time to time of the Debt Securities, as follows:
ARTICLE 1
Definitions And Other Provisions Of General Application
Section 1.01.Definitions.
The Original Indenture together with this Second Supplemental Indenture are hereinafter sometimes collectively referred to as the “Indenture.” For the avoidance of doubt, references to any “Section” of the “Indenture” refer to such Section of the Original Indenture as supplemented and amended by this Second Supplemental Indenture. All capitalized terms which are used herein and not otherwise defined herein are defined in the Original Indenture and are used herein with the same meanings as in the Original Indenture.
For all purposes of this Second Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:
(1)    the terms defined in this article have the meanings assigned to them in this article and include the plural as well as the singular;
(2)     all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;
(3)    all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation;
(4)    the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular article, section or other subdivision; and
(5)    all references used herein to the male gender shall include the female gender.
ARTICLE 2
Operation of Amendments
Section 2.01. Amendments.
The Original Indenture is hereby amended by replacing the Subsidiary Guarantors with the Subsidiary Guarantors executing this Second Supplemental Indenture.

ARTICLE 3
Miscellaneous
Section 3.01. Effect of Second Supplemental Indenture.
(1)    This Second Supplemental Indenture is a supplemental indenture within the meaning of Section 901 of the Original Indenture, and the Original Indenture shall be read together with this Second Supplemental Indenture and shall have the same effect over all of the Debt Securities, in the same manner as if the provisions of the Original Indenture and this Second Supplemental Indenture were contained in the same instrument.
(2)    In all other respects, the Original Indenture is confirmed by the parties hereto as supplemented by the terms of this Second Supplemental Indenture.
Section 3.02. Effect of Headings.
The Article and Section headings herein are for convenience only and shall not affect the construction hereof.
Section 3.03. Successors and Assigns.
All covenants and agreements in this Second Supplemental Indenture by the Company, the Subsidiary Guarantors, the Trustee and the Holders shall bind their successors and assigns, whether so expressed or not.
Section 3.04. Severability Clause.
In case any provision in this Second Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 3.05. Benefits of Second Supplemental Indenture.
Nothing in this Second Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto, any benefit or any legal or equitable right, remedy or claim under this Second Supplemental Indenture.
Section 3.06. Conflict.
In the event that there is a conflict or inconsistency between the Original Indenture and this Second Supplemental Indenture, the provisions of this Second Supplemental Indenture shall control; provided, however, if any provision hereof limits, qualifies or conflicts with another provision herein or in the Original Indenture, in either case, which is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required or deemed provision shall control.

Section 3.07. Governing Law.
THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE OR ENTERED INTO AND, IN EACH CASE, PERFORMED, IN SAID STATE.
Section 3.08. Trustee.
The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company.
This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed on the date and year first written above.

BATH & BODY WORKS, INC. (f/k/a L Brands, Inc.)
By:	/s/ Timothy J. Faber
Name: Timothy J. Faber
Title: Senior Vice President and Treasurer

SUBSIDIARY GUARANTORS:
BATH & BODY WORKS BRAND MANAGEMENT, INC.
BATH & BODY WORKS DIRECT, INC.
BATH & BODY WORKS, LLC
BEAUTYAVENUES, LLC
BEAUTY SPECIALTY HOLDING, LLC (f/k/a INTIMATE BRANDS HOLDING, LLC and INTIMATE BRANDS, INC.)
L BRANDS SERVICE COMPANY, LLC

By:	/s/ Timothy J. Faber
Name: Timothy J. Faber
Title: Senior Vice President and Treasurer

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:	/s/ Scott Miller
Name: Scott Miller
Title: Vice President